Metal Management, Inc.

325 N. LaSalle St. • Suite 550

Chicago, Illinois 60610

www.mtlm.com

Nasdaq: MTLM

AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com

FOR IMMEDIATE RELEASE
March 10, 2006

METAL MANAGEMENT, INC. DECLARES QUARTERLY DIVIDEND TO STOCKHOLDERS

CHICAGO, IL – March 10, 2006 – Metal Management, Inc. (Nasdaq: MTLM), one of the nation’s largest full service scrap metal recyclers, today announced that its Board of Directors has declared a quarterly dividend of 7.5 cents per share of common stock. The record date established by the Board is March 21, 2006, and the payment date is March 31, 2006.

About Metal Management, Inc.

Metal Management is one of the largest full service metal recyclers in the United States, with approximately 50 recycling facilities in 16 states.

For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.

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